Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

December 23, 2022

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, Texas 77019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to Nine Energy Service, Inc. (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-3 to be initially filed with the Securities and Exchange Commission (the “Commission”) on or about December 23, 2022 (the “Registration Statement”) of the proposed issuance and sale, from time to time, by (a) the Company, together or separately, of up to $350.0 million in the aggregate of (i) shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities, which may be either senior or subordinated and may be issued in one or more series (the “Debt Securities”), (iv) warrants for the purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or Units (as defined below) (the “Rights”) and (vi) units consisting of one or more of the foregoing securities listed in this clause (a) or any combination thereof (the “Units”) and (b) the subsidiary guarantors named in Schedule I hereto (collectively, the “Subsidiary Guarantors”; and the Subsidiary Guarantors formed under the laws of the State of Delaware or the State of Texas are referred to collectively as the “Covered Guarantors”) of guarantees of the Debt Securities. The guarantees of the Debt Securities by the Covered Guarantors are referred to herein collectively as the “Guarantees” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Rights and Units, the “Securities.”

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the corporate and organizational documents of the Company, (ii) the corporate, limited liability company, limited partnership or operating agreements or organizational documents, as the case may be, of each Covered Guarantor, (iii) minutes and records of the corporate or similar proceedings of the Company and the Covered Guarantors with respect to the Registration Statement and issuance of the Securities and (iv) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and Covered Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Company and Covered Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Covered Guarantors and others.

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Nine Energy Service, Inc.

December 23, 2022

We have also assumed that:

(i)     the Registration Statement and any amendment thereto (including post-effective amendments) will have become effective under the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)     if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)     all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement;

(iv)     the Board of Directors of the Company (or, to the extent permitted by applicable law and the governing documents of the Company, a duly constituted and acting committee thereof) (the “Board”) and the board of directors (or equivalent thereof) of each Covered Guarantor (the “Covered Guarantor Boards”) and the stockholders of the Company will have taken all necessary corporate, limited partnership or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v)     at the time of issuance of the Securities or Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered, the Company and the Covered Guarantors will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation and the Company and the Covered Guarantors will have the necessary organizational power and authority to issue such Securities, or Securities issuable upon conversion, exchange, redemption or exercise of any Securities, as applicable;

(vi)     any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii)     a definitive purchase agreement, underwriting agreement, warrant agreement, rights agreement, unit agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, the Covered Guarantors, if applicable, and the other parties thereto (each, a “Purchase Agreement”);

(viii)     all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board and, if applicable, the Covered Guarantor Boards upon payment of consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(ix)     in the case of Preferred Stock, the Board will have taken all necessary corporate action to approve the issuance and terms of the shares of the series of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series of Preferred Stock and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series of Preferred Stock with the Secretary of State of Delaware;

Nine Energy Service, Inc.

December 23, 2022

(x)     in the case of Debt Securities, (a) the Board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the indenture under which such Debt Securities will be issued, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (b) the Covered Guarantor Boards, if applicable, will have taken all necessary action (corporate or other organizational) to authorize and establish the terms of the Guarantee included in such Debt Securities, and to authorize the terms of the offering and sale of such Guarantee and related matters; (c) the indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and (d) forms of Debt Securities complying with the terms of the indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such indenture;

(xi)     in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto, (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company, (c) such Warrants and such warrant agreement will be governed by New York law, (d) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xii)     in the case of Rights, (a) the Board will have taken all necessary corporate action to establish the creation of and the terms of such Rights and the issuance of the Securities to be issued pursuant thereto and to approve the rights agreement relating thereto, (b) such rights agreement will have been duly executed and delivered by the Company and the rights agent thereunder appointed by the Company, (c) such Rights and such rights agreement will be governed by New York law, (d) neither such Rights nor such rights agreement will include any provision that is unenforceable and (e) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(xiii)     in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities such Units include, (b) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable contracts, agreements or indentures that are a component of the offered Units (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (c) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable;

(xiv)     all Securities and any related contracts, agreements, indentures and instruments will be duly executed and delivered in substantially the form reviewed by us prior to issuance of such Securities;

(xv)     the Securities offered, as well as the terms of each of the Purchase Agreements or other similar agreements with respect to any Securities offered, as they will be executed and delivered, do not result in a default under or breach of any agreement or instrument binding upon the Company or the Covered Guarantors;

Nine Energy Service, Inc.

December 23, 2022

(xvi)    the Company and the Covered Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Purchase Agreements or other similar agreements, as applicable; and

(xvii)    the Securities offered, as well as the terms of each of the Purchase Agreements, or other similar agreements with respect to any Securities offered, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company and the Covered Guarantors, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

(1)     The Common Shares will, when issued, be validly issued, fully paid and non-assessable.

(2)     The shares of any series of Preferred Stock, will, when issued, be validly issued, fully paid and non-assessable.

(3)     The Debt Securities, Warrants, Rights and Units will, when issued, be binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(4)     The Guarantees will, when issued, be binding obligations of the Covered Guarantors, enforceable against the Covered Guarantors in accordance with their respective terms and will have been duly authorized by all necessary corporate, limited liability company or limited partnership actions on the part of each of the Covered Guarantors and constitute legal, valid and binding obligations of the Covered Guarantors in accordance with their terms.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the Texas Business Organizations Code (the “Applicable Laws”).

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the Applicable Laws. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance or sale of the Securities.

Nine Energy Service, Inc.

December 23, 2022

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion should the Applicable Laws be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Kirkland & Ellis LLP

Nine Energy Service, Inc.

December 23, 2022

SCHEDULE I

SUBSIDIARY GUARANTORS

Exact Name of Additional Registrants	State or Other Jurisdiction of Incorporation or Organization
CDK Perforating, LLC	Texas
Crest Pumping Technologies, LLC	Delaware
Magnum Oil Tools GP, LLC	Texas
Magnum Oil Tools International, LTD	Texas
MOTI Holdco, LLC	Delaware
Nine Downhole Technologies, LLC	Delaware
Nine Energy Canada Inc.	Alberta, Canada
Nine Energy Service, LLC	Delaware
RedZone Coil Tubing, LLC	Texas